EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act  of 2002, each of the undersigned officers of American Medical Technologies, Inc. (the “Company”), hereby certifies that, to the best of his or her knowledge, the Company’s Quarterly Report  on Form 10-QSB for the  quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger W. Dartt	Dated: August 16, 2004
Roger W. Dartt
President and Chief Executive Officer

/s/ Barbara Woody	Dated: August 16, 2004
Barbara Woody
Principal Accounting Officer